UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2005 (February 16, 2005)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 9.01.Financial Statements and Exhibits.
SIGNATURE
EX-99.1 FORM OF RESTRICTED STOCK AGREEMENT

Item 1.01. Entry Into a Material Definitive Agreement.

     On February 16, 2005, after consideration of presentations and recommendations of management and independent compensation consultants, and such other matters and information as deemed appropriate, the Compensation Committee (the “Committee”) of the Board of Directors of Corrections Corporation of America (the “Company”) approved resolutions with respect to the following actions:

     Fiscal 2004 Performance Bonuses. The fiscal 2004 performance bonuses for the Company’s named executive officers were approved as follows, based, in part, upon the achievement of specified performance objectives based upon the Company’s earnings per share and operating performance measured by earnings before interest, taxes, depreciation and amortization (EBITDA):

Name	Title	Bonus Amount
John D. Ferguson	Chief Executive Officer and President	$469,399
Irving E. Lingo, Jr.	Executive Vice President, Chief Financial Officer and Assistant Secretary	$243,841
Kenneth A. Bouldin	Executive Vice President and Chief Development Officer	$195,721
G. A. Puryear IV	Executive Vice President, General Counsel and Secretary	$145,930

     Fiscal 2005 Base Salaries. The base salary levels, effective April 1, 2005, of the persons who are anticipated to constitute the Company’s named executive officers for 2005 were set as follows:

Name	Title	2005 Base Salary	(2004 Base Salary)
John D. Ferguson	Chief Executive Officer and President	$683,100	($660,000)
Irving E. Lingo, Jr.	Executive Vice President, Chief Financial Officer and Assistant
	Secretary	$341,550	($330,000)
Kenneth A. Bouldin	Executive Vice President and Chief Development Officer	$300,000	($270,000)
Richard P. Seiter	Executive Vice President and Chief Corrections Officer	$270,000	(N/A	) (1)
G. A. Puryear IV	Executive Vice President, General Counsel and Secretary	$230,000	($200,000)

(1) Hired effective January 3, 2005.

     2005 Cash Bonus Plan. The Company’s 2005 Cash Bonus Plan is intended to provide incentives to members of management, including the Company’s named executive officers, in the form of cash bonus payments for achieving certain performance goals established by the Committee. The performance awards will be based upon achievement of established earnings per share goals. Actual awards can range from zero to a maximum of 150% of such participant’s base salary. The Committee will administer and make all determinations under the Cash Bonus Plan.

     Restricted Stock and Stock Option Awards. Restricted shares of the Company’s common stock and non-qualified options for the purchase of the Company’s common stock were granted to the persons who are anticipated to constitute the named executive officers of the Company for 2005, pursuant to the Company’s 2000 Stock Incentive Plan (the “2000 Plan”), as follows:

		Number of		Shares Subject to
Name	Title	Restricted Shares		Option Grant
John D. Ferguson	Chief Executive Officer and President	17,100		45,000
Irving E. Lingo, Jr.	Executive Vice President, Chief
	Financial Officer and Assistant Secretary	8,550		22,500
Kenneth A. Bouldin	Executive Vice President and Chief Development Officer	8,550		22,500
Richard P. Seiter	Executive Vice President and Chief Corrections Officer	17,100	(2)	45,000
G. A. Puryear IV	Executive Vice President, General Counsel and Secretary	7,030		18,500

(2) Hired as of January 3, 2005.

     The shares of restricted stock are subject to vesting over a three year period based upon satisfaction of certain performance criteria for the fiscal years ending December 31, 2005, 2006 and 2007 as established by the Committee. No more than one third of such shares may vest in the first performance period; however, the performance criteria are cumulative for the three year period. Notwithstanding the foregoing, the shares of restricted stock will become fully vested upon the occurrence of death, Disability, Retirement (subject to certain restrictions applicable to Mr. Bouldin), or a Change in Control of the Company (each such condition as defined in the 2000 Plan). The restricted stock awards are subject to the terms of the 2000 Plan and the individual award agreements substantially in the form of Exhibit 99.1 hereto and incorporated herein by reference. The stock options shall vest in equal one third increments as of the first, second and third anniversary dates of the grant date, subject to acceleration as contemplated by the 2000 Plan. The options are subject to the terms of the 2000 Plan and the individual award agreements, the form of which was previously filed with the Securities and Exchange Commission. The exercise price per share of the shares subject to the option grants is $39.16, the reported closing price on the NYSE Composite Tape on February 16, 2005 (the grant date).

Item 9.01. Financial Statements and Exhibits.

Exhibits

99.1	Form of Restricted Stock Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 23, 2005	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Irving E. Lingo, Jr.
Irving E. Lingo, Jr.
Executive Vice President and Chief Financial Officer